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                                                                    EXHIBIT 99.1
                         PROXY/VOTING INSTRUCTION CARD

                          NETWORK LONG DISTANCE, INC.
                                  COMMON STOCK

This Proxy is solicited on behalf of the Board of Directors of Network Long Distance, Inc. ("NLD"). The undersigned hereby constitutes and appoints John D. Crawford and Timothy A. Barton, and each of them, true and lawful agents and proxies (the "Proxies") with full power of substitution to represent and to vote, as designated below, all of the shares of common stock of NLD held of
record by the undersigned on         , 1998, at the Special Meeting of
Stockholders to be held at NLD's corporate office, 11817 Canon Boulevard, Suite
600, Newport News, Virginia, on         ,         , 1998, at     a.m. (Eastern
Time), and at any and all adjournments thereof, on all matters coming before said meeting, including the consideration of the Merger Agreement, as described below.

This proxy when properly executed will be voted in the manner directed by you. If no direction is made, this proxy will be voted FOR approval of the Merger Agreement.

You are encouraged to specify your choice by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. However, the Proxies cannot vote your shares unless you sign and return this card.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

1. To approve the Stock Acquisition Agreement and Plan of Merger, dated December 19, 1997, by and among Network Long Distance, Inc., IXC Communications, Inc., IXC Long Distance, Inc. and Pisces Acquisition Corp. (the "Merger Agreement").

                             [ ] FOR      [ ] AGAINST

Printed Name
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Signature
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Date
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TITLE (if applicable)
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                            YOUR VOTE IS IMPORTANT!

UNDER DELAWARE LAW, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

                                           1. Mark your vote for the proposal in
                                              one of the two boxes on the other
                                              side of this card.

                                           2. If you are the record owner of
                                              shares of common stock of NLD,
                                              print your name in the space
                                              provided. If you are completing
                                              this proxy card on behalf of a
                                              corporation, partnership, limited
                                              liability company or other entity
                                              that is the record owner of shares
                                              of common stock of NLD, print the
                                              name of that entity in the space
                                              provided.

                                           3. Sign in the space provided. Also
                                              enter the date. If you are signing
                                              on behalf of a corporation,
                                              partnership, limited liability
                                              company or other entity, indicate
                                              your position with that entity.

                                           4. Mail the completed card with
                                              signature in the enclosed reply
                                              envelope to:

                                            Network Long Distance, Inc.
                                            Attention: Corporate Secretary
                                            11817 Canon Boulevard, Suite 600
                                            Newport News, Virginia 23606

 If you have questions regarding completion of this proxy card, contact John V.
                            Leaf at (757) 873-1040.